Letter of Transmittal

Regarding Shares of Pomona Investment Fund

Tendered Pursuant to the Offer to Purchase

Dated March 20, 2020

The Offer will expire on April 16, 2020

and this Letter of Transmittal must be received by

the Fund, by mail, overnight mail or by fax, by 11:59 p.m.,

Eastern Time, on April 16, 2020, unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal

Instructions included herein

Ladies and Gentlemen:

The undersigned hereby tenders to Pomona Investment Fund, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the Class A Shares, Class I Shares or Class M2 Shares of beneficial interest in the Fund (“Shares”) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated March 20, 2020 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Shares or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares or portions thereof tendered hereby.

If the undersigned tenders Shares and the Fund purchases those Shares, the undersigned will receive payment in cash or a non-interest bearing, uncertificated promissory note. The cash payment of the purchase price for the Shares or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to the account of the undersigned from which the subscription funds were debited, unless the shareholder provides different instructions.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

VALUATION DATE: June 30, 2020

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), April 16, 2020

WITHDRAWAL DATE: 11:59 p.m. (Eastern Time), June 25, 2020

PARTS 1, 2, 3, AND 5 MUST BE COMPLETED FOR TENDER REQUEST

TO BE IN GOOD ORDER FOR PROCESSING

MAIL TO:	OVERNIGHT MAIL TO:	FAX TO:
Pomona Investment Fund	Pomona Investment Fund	(816) 256-4768
P.O. Box 219286	430 W 7th Street Suite 219286	ADDITIONAL INFORMATION
Kansas City, MO 64121-9286	Kansas City, MO 64105-1407	PHONE: (844) 276-6662

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING

YOUR TENDER REQUEST TO ENSURE TIMELY PROCESSING.

PART 1 – NAME AND ADDRESS

Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Address:
City, State, Zip
Social Security # or Taxpayer Identification #:
Telephone Number:

Advisor Account #:
Advisor Name:
Advisor Address
Advisor City, State, Zip
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF SHARES OF THE FUND BEING TENDERED:

[ ]	All Class A Shares.	[ ]	All Class I Shares.	[ ]	All Class M2 Shares.

[ ]	Portion of Shares expressed as a specific number of Shares.

	Class A Shares _________	Class I Shares _________	Class M2 Shares __________

Note to Part 2: A Shareholder tendering for repurchase only a portion of the Shareholder’s Shares will be required to maintain an account balance of at least $10,000 for Class A Shares, $1,000,000 for Class I Shares and $5,000,000 for Class M2 Shares, respectively, after giving effect to the repurchase. If a Shareholder tenders an amount that would cause the Shareholder’s account balance to fall below the required minimum, the Fund reserves the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund. This right of the Fund to repurchase Shares compulsorily may be a factor that Shareholders may wish to consider when determining the extent of any tender for purchase by a Fund.

NOTE: If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein.

PART 3 – PAYMENT

(Must check one of the following options)

Please Deliver All Proceeds to the Following:

[ ]	Deliver All Proceeds to Custodian of on Record
[ ]	Deliver All Proceeds to Bank Account on Record
[ ]	Deliver All Proceeds to New Bank Account (Must complete Part 4 to provide New Bank Account Information)

PART 4 – NEW BANK ACCOUNT INSTRUCTIONS

This section only needs to be completed by shareholders who wish to have their proceeds delivered to a bank account different than the bank account currently on record.

(Medallion Signature Guarantee Required if this Part is completed)

Bank Name:
ABA Routing Number:
Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

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PART 5 - SIGNATURE(S)

The undersigned Shareholder acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s registration statement under the Investment Company Act of 1940, as amended (the “Registration Statement”) and the Offer to Purchase dated March 20, 2020 (the “Offer to Purchase”) and all capitalized terms used but not defined herein have the meaning as defined in the Fund’s Registration Statement. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the Shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering Shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name Investor/Custodian/Broker (and Title if applicable)	Date
Signature	Print Name Investor/Custodian/Broker (and Title if applicable)	Date
Signature	Print Name Investor/Custodian/Broker (and Title if applicable)	Date

IF REQUIRED, PLACE MEDALLION SIGNATURE GUARANTEE BELOW:

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST TO ENSURE TIMELY PROCESSING.